Exhibit 10.2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2011 Special Programs Addendum

This 2011 Special Programs Addendum to the Distribution Agreement (the “Addendum”) is effective as of January 1, 2011 (the “Addendum Effective Date”), by and between diaDexus, Inc. (“diaDexus”), and Inova Diagnostics, Inc. a California corporation with offices located at 9900 Old Grove Road, San Diego, CA 92131 (“Distributor”).

WHEREAS, Distributor and diaDexus are parties to that certain Distribution Agreement dated January 1, 2011 (the “Agreement);

WHEREAS, the parties desire to amend such Agreement to enable special programs for customers in 2011.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. All capitalized terms not defined herein shall have the meaning assigned to them in the Agreement.

2.	Term. This Addendum shall begin on the Effective Date and terminate on [*] (the “Term”).

3.	[*] Beginning [*] Distributor shall Distribute Product from Table 1 of Exhibit A to [*] under the terms and conditions of the existing agreements diaDexus has with [*] (attached hereto as Appendix A). In consideration for Distributor honoring all terms for the supply and Distribution of Products under the [*] agreements Distributors margin for Products sold to [*] shall be [*].

4.	[*].

a.	Beginning [*] Distributor shall Distribute Product to [*] at Prices set forth in the diaDexus End User List dated [*]. Distributor shall require [*] to provide monthly end user testing volumes by five-digit zip codes to diaDexus in writing within ten (10) days after the close of each calendar month.

b.	Beginning in [*], for each month [*] reports [*] volume [*], Distributor shall issue [*] for reaching such [*] volume.

[*]

[*]	shall be issued within [*]. Concurrent with [*] as set forth in [*] for the [*] volume [*]. [*] As an example and for clarification purposes only: if [*] reports to diaDexus that [*], Distributor shall issue [*].

5.	[*].

a.	Distributor shall Distribute Product to [*]. Distributor shall sell Product from Table 1 of Exhibit A to [*].

b.	[*] as part of the fulfillment of each order for Products by [*].

6.	[*].

a.	Beginning [*] Distributor shall Distribute Product to [*] under the terms and conditions of the existing agreements between diaDexus and [*] (attached hereto as Appendix B). In consideration for Distributor honoring all terms for the supply and Distribution of Products under the [*] agreements Distributors margin for Products sold to [*] shall [*]. As an example and for clarification purposes only: if Distributor sells [*].

b.	On [*] Section 6.a. of this Addendum shall terminate. On [*] shall become a direct diaDexus account and Distributor shall have no further obligation nor right to Distribute Products to [*], provided however, Distributor shall remain responsible for invoicing, collections and customer service of all Products that Distributor shipped to [*] prior to [*]. By [*] diaDexus and Distributor shall agree on the content of a notice to be delivered by Distributor to [*] informing [*] of account transfer to diaDexus.

7.	[*]. Distributor shall offer End User [*] based on [*] reported [*] volume if [*] volume [*] meets certain targets during the periods of [*]. If [*] reports in [*] volume of [*] then Distributor shall issue [*] reported for the period. If [*] reports in [*] volume of [*] then Distributor shall issue [*] reported for the period. [*] shall be issued within [*]. As an example and for clarification purposes only: if [*] reports to diaDexus that [*] and if [*] reports to diaDexus that [*], Distributor shall issue [*].

8.	[*].

a.	[*] and purchase Product listed in Table 1 of Exhibit A from Distributor, [*]. Distributor shall invoice [*] showing number of Product listed in Table 1 of Exhibit A [*].

[*]

b.	[*] and purchase Product listed in Table 1 of Exhibit A from Distributor, [*]. Distributor shall invoice [*] as set forth in Section 8.a. above.

9.	Survival. All payment and credit obligations within this Addendum shall survive termination of the Addendum provided relevant conditions are met to require such payments or credits.

10.	Entire Agreement. In the event of any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall control. Except as otherwise provided in the Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This Addendum and the Agreement (as amended hereby), including without limitation all addenda, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this Addendum shall be deemed to be amended unless such amendment is in writing, signed by all parties hereto, and recites specifically that it is an amendment to the terms of this Addendum.

[signature page follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their fully authorized representatives.

diaDexus, Inc.:	Inova Diagnostics, Inc:

By: /s/ Patrick Plewman	By: /s/ Roger Ingles
Name: Patrick Plewman	Name: Roger Ingles
Title: President and CEO	Title: President and CEO

Date: 3/24/11	Date: 3/17/11

Appendix A

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Four pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Appendix B

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Five pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.